Exhibit 5.1

November 26, 2013

Hologic, Inc.

35 Crosby Drive

Bedford, MA 01730

Re:	Form S-3ASR Universal Shelf Registration Statement Relating to Securities of Hologic, Inc.

Ladies and Gentlemen:

We have acted as counsel to Hologic, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3ASR (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the following securities:

(i)	common stock, par value $0.01 per share (the “Common Stock”), together with an equal number of preferred share purchase rights (the “Preferred Share Purchase Rights”), which are delivered with each share of Common Stock of the Company;

(ii)	preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii)	debt securities (the “Debt Securities”);

(iv)	rights to purchase Common Stock (the “Rights”);

(v)	warrants to purchase Debt Securities, Preferred Stock or Common Stock (collectively, the “Warrants”);

(vi)	purchase contracts for the purchase of Common Stock (“Purchase Contracts”); and

(vii)	units consisting of one or more Purchase Contracts, Rights, Warrants, Debt Securities, shares of Preferred Stock, shares of Common Stock or any combination thereof (collectively, the “Units”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act. Together, the Common Stock, Preferred Share Purchase Rights, Preferred Stock, Debt Securities, Rights, Warrants, Purchase Contracts and Units are sometimes referred to individually as a “Security” and collectively as the “Securities”.

Hologic, Inc.

November 26, 2013

In connection with this opinion, we have examined the following (collectively, the “Documents”):

(i)	the Certificate of Incorporation of the Company, as amended;

(ii)	the Fourth Amended and Restated Bylaws of the Company, as amended;

(iii)	such minutes or other records of the Company as we have deemed appropriate in connection with the rendering of the opinions set forth herein;

(iv)	the Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, dated November 21, 2013;

(v)	the Indenture between the Company and Wilmington Trust Company, as Trustee, dated December 10, 2007 (the “Base Indenture”);

(vi)	the First Supplemental Indenture between the Company and Wilmington Trust Company, as Trustee, dated December 10, 2007;

(vii)	the Second Supplemental Indenture between the Company and Wilmington Trust Company, as Trustee, dated November 23, 2010;

(viii)	the Third Supplemental Indenture between the Company and Wilmington Trust Company, as Trustee, dated March 5, 2012;

(ix)	the Fourth Supplemental Indenture between the Company and Wilmington Trust Company, as Trustee, dated February 21, 2013; and

(x)	the Registration Statement.

For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

We have not, except as specifically noted herein, made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound. Nor have we made any independent investigation as to the existence of actions, suits, investigations, or proceedings, if any, pending or threatened against the Company.

Hologic, Inc.

November 26, 2013

Our opinions contained herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and reported judicial decisions interpreting these laws, and the federal law of the United States of America. To the extent that the laws of any other jurisdiction may govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the laws of the State of New York, and we are expresssing no opinion herein as to whether such assumptions are reasonable or correct.

The opinions hereafter expressed with respect to the enforceability of the Securities are subject to the general qualifications that such rights and remedies may be subject to and affected by: (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, or assignment for the benefit of creditors laws and other laws of general applicability relating to or affecting creditors’ rights, including, without limitation, laws regarding fraudulent transfers, fraudulent conveyances, preferences, avoidance, automatic stay and turn-over; (ii) general equity principles, including, without limitation, those governing the availability of equitable remedies, affording equitable defenses, requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract, and affording defenses based upon unconscionability, lack of notice, impracticability or impossibility of performance; and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violation of public policy.

Based upon and subject to the foregoing, we are of the opinion that:

1.	With respect to the Common Stock and related Preferred Share Purchase Rights, when (a) the Board of Directors of the Company or a duly authorized committee of the Board of Directors of the Company (such Board of Directors or committee being referred to herein as the “Board”), has taken all necessary corporate action to approve the issuance of and established the terms of the offering of the Common Stock and Preferred Share Purchase Rights and related matters and (b) issued, sold and delivered in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), each of the Common Stock and related Preferred Share Purchase Rights will be validly issued, fully paid and nonassessable.

2.

With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of the offering of the Preferred Stock and related matters (including the approval and adoption of a certificate of designation setting forth the terms of the Preferred Stock and assuming the filing of that certificate of designation with the State of Delaware) and (b) issued, sold and delivered in the manner and for the consideration (not less than the par value of the Preferred Stock) stated in the applicable definitive purchase, underwriting or similar

Hologic, Inc.

November 26, 2013

agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the certificate of designation or other instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to the Debt Securities to be issued under the Base Indenture or any supplement thereto (the “Indenture”), when (a) the Indenture has been (i) duly authorized by the Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture, and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, or upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board and pursuant to the Indenture, the Debt Securities to be issued under the Indenture will be valid and binding obligations of the Company.

4.	With respect to the Rights, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Rights, the terms of the offering of the Rights and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a third party, and (c) the Rights have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Rights will be valid and binding obligations of the Company.

5.	With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Warrants, the terms of the offering of the Warrants and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, and (c) the Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Warrants will be valid and binding obligations of the Company.

6.

With respect to the Purchase Contracts, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Purchase Contracts, the terms of the offering of the Purchase Contracts and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which

Hologic, Inc.

November 26, 2013

will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a third party, and (c) the Purchase Contracts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Purchase Contracts will be valid and binding obligations of the Company.

7.	With respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and established the terms of such Units, the terms of the offering of the Units and related matters, (b) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a third party, and (c) the Units have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement as approved by the Board, for the consideration approved by the Board, the Units will be validly issued, fully paid and nonassessable.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of such Security, including any Securities applicable to such Security, will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We express no legal opinion upon any matter other than those explicitly addressed in the paragraphs numbered 1 through 7 above, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement. We also consent to the use of our name in the related prospectus and any related prospectus supplement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/S/ BROWN RUDNICK LLP